Pro Golf International, Inc.
Attn:  Thomas W. Itin
September 1, 2000
Page 6



                                                           September 1, 2000



Pro Golf International, Inc.
Attn:  Thomas W. Itin
32751 Middlebelt Road, Suite B
Farmington Hills, MI 48334


Re: FINANCING ARRANGEMENTS AMONG COMERICA BANK ("BANK"), PRO GOLF INTERNATIONAL, INC. ("BORROWER"), SIGNATURE SPORTS & ENTERTAINMENT, INC., AJAY SPORTS, INC., WOODWARD PARTNERS, INC., PRO GOLF OF AMERICA, INC. COLORADO RIDGE CORPORATION, ACRODYNE CORPORAITON, TICO, SICO, THOMAS W. ITIN AND SHIRLEY B ITIN (INDIVIDUALLY AND TOGETHER "GUARANTORS").

Dear Mr. Itin:

Please refer to any and all documents, instruments and agreements executed in connection with the financing arrangements from Bank to Borrower and Guarantors, (collectively, the "Loan Documents"). All amounts due from Borrower to Bank, whether now or in the future, contingent, fixed, primary and/or secondary, including, but not limited to, principal, interest, inside and outside counsel fees, audit fees, costs, expenses and any and all other charges provided for in the Loan Documents shall be known, in the aggregate, as the "Liabilities." All capitalized terms not defined in this letter agreement ("Agreement" shall have the meanings described in the Loan Documents.

As of September 1,2000, the Liabilities include:

   ---------------------------------   ------------------- --------------------
   Loans (note amount and date)            Principal            Interest
   ----------------------------------  ------------------- --------------------
   ----------------------------------  ------------------- --------------------
   Demand Installment Loan                 $8,425,000           $76,176.04
   *$8,425,000; 06/26/00)
   ----------------------------------  ------------------- --------------------

The amounts referenced above are exclusive of interest accruing after September 1, 2000, unpaid fees of $300,000, costs and expenses (including, but not limited to, inside and outside counsel fees).

Without limitation, Borrower is in default under the Loan Documents for failure to pay principal payments and fees when due, and failure to raise required additional equity. Further, Borrower has advised Bank that Borrower will be unable to pay the $75,000 principal payments due the first day of each of October and November 2000.

The Demand Installment Loan is a demand obligation. Bank hereby demands payment in full of all of the Liabilities. By copy of this letter demand is also hereby made of the Guarantors of the Liabilities.

From and after August 1, 2000, interest shall accrue on the Liabilities at the default rate provided for in the Loan Documents, which is the Bank's "prime rate" (as defined in the Loan Documents) plus four percentage points (4.0%), provided, however, that the interest rate shall be reduced as set forth below upon timely execution and delivery to Bank of this Agreement by Borrower and all of the Guarantors.

Subject to Borrower's and Guarantors' timely, written acceptance of the following conditions, Bank is willing to forbear until December 1, 2000, subject to earlier termination as provided as below, from further action to collect the
Liabilities:

1. Borrower and Guarantors acknowledge the Liabilities as set out in the Loan Documents and the amount of the Liabilities as stated above. Borrower and Guarantors acknowledge that Bank's demand for payment is timely and proper. Guarantors ratify and reaffirm their guaranties.

2. Further administration of the Liabilities and the financing arrangements among Bank, Borrower and Guarantors shall continue to be governed by the covenants, terms and conditions of the Loan Documents, which are incorporated by this reference, except to the extent that the Loan Documents, which are incorporated by this reference, except to the extent that the Loan Documents have been superseded, amended, modified or supplemented by this Agreement or are inconsistent with this Agreement, then this Agreement shall govern.

3. All of the Liabilities shall be paid in full on or before December 1, 2000, provided, however, that Bank agrees to extend the foregoing date to December 15, 2000 in the event Borrower delivers to Bank by November 15, 2000 a commitment, in form and substance acceptable to Bank in its sole discretion, for replacement financing sufficient to pay to Bank all Liabilities in full by December 15, 2000.

4. Borrower has requested that Bank defer the monthly principal payments of $75,000 due September 1, October 1 and November 1, 2000 under the Demand Installment Note. Provided that Borrower is not in default under this Agreement, Bank agrees to defer those three monthly principal payments.

5. Concurrently, with execution and delivery of this Agreement by Borrower and Guarantors to Bank, Signature Sports & Entertainment, Inc. shall execute and deliver to Bank a mortgage on certain vacant property in Vero Beach, Florida (the "Florida Mortgage") to secure all of the Liabilities. The Florida Mortgage shall be a first priority mortgage. Upon execution of this Agreement, Borrower shall pay all fees and taxes required for recording of the Florida Mortgage and for title insurance insuring Bank's interests under the Florida Mortgage.

6  . On or  about  June  22,  1999,  each of Henry  Hooker,  Timothy  Hooker,
     Bradford  Hooker,  LBO Capital  Corp.  and  CompuSonics  Video  Corporation
     executed subordination agreements in favor of Bank acknowledging and agreeing, among other things, that they would neither demand nor accept payments from Borrower on account of any obligations of Borrower to them, respectively. Borrower acknowledges that under Borrower's Acknowledgment of the subordination agreements, Borrower agreed that Borrower would make no payment or distribution on or with respect to any Subordinated Indebtedness, and Borrower represents and warrants to Bank that it has made no payments or distributions on or with respect to any Subordinated Indebtedness since June 22, 1999.

7. Borrower and Guarantors acknowledge Bank is under no obligation to advance funds or extend credit to Borrower pursuant to the Loan Documents, or otherwise.

     8. Interest on the Liabilities shall accrue at Bank's "prime rate" (as defined in the Loan Documents) plus one and one-half percentage point (1-1/2%) and shall be due and payable on the first (1st) day of each and every month, effective as of the date of execution and delivery of this Agreement by all of borrower, Guarantors and Subordinated Creditors to Bank. Thereafter, upon the occurrence of a default under the terms of this Agreement or any further defaults under the Loan Documents, then the Liabilities shall accrue interest at the rate otherwise provided in this paragraph plus three percentage points (3%).

9. Borrower and Guarantors acknowledge and agree the Loan Documents presently provide for and they shall reimburse for any and all costs and expenses of Bank, including, but not limited to, all inside and outside counsel fees of Bank whether in relation to drafting, negotiating or enforcement or defense of the Loan Documents or this Agreement, including any preference or disgorgement actions as defined in this Agreement and all of Bank's audit fees, incurred by Bank in connection with the Liabilities, Bank's administration of the Liabilities and/or any efforts of Bank to collect or satisfy all or any part of the Liabilities. Borrower and Guarantors shall immediately reimburse Bank for all of Bank's costs and expenses upon Bank's incurrence thereof or upon demand. Without limitation, concurrently with execution and delivery of this Agreement by Borrower to Bank, Borrower shall pay to Bank $10,000 to reimburse Bank for the approximate outstanding legal fees for the period through August 31, 2000.

10. Borrower is in default in payment of $300,000 of fees due Bank on account of loan transactions between Borrower and Bank. Borrower acknowledges and agrees that the fees were earned by Bank and are due and owing without setoff or defense. On or before October 31, 2000, Borrower shall pay to Bank the $300,000 of fees outstanding.

11. Loan payments, interest on the Liabilities, loan administration expenses, including, but not limited to, all inside and outside counsel fees of Bank and Bank' audit fees, may be charged directly to Borrower's checking account maintained with Bank.

12.  Borrower will maintain all commercial accounts with Bank.

13. Borrower and Guarantors acknowledge and agree the Loan Documents presently provide and they shall permit Bank to conduct such fair market value appraisals, inspections, surveys and/or testing, whether for environmental contamination or otherwise, that Bank deems necessary, on any and all real property upon which Bank may possess a mortgage securing the Liabilities, and the cost of such appraisals, inspections, surveys and testing are part of the costs and expenses for which the Borrower and Guarantors must reimburse Bank.

14. To the extent any payment received by Bank is deemed a preference, fraudulent transfer or otherwise by a court of competent jurisdiction which requires the Bank to disgorge such payment then, such payment will be deemed to have never occurred and the Liabilities will be adjusted accordingly.

15. This Agreement shall be governed and controlled in all respects by the laws of the State of Michigan, without reference to its conflict of law
     provisions,   including   interpretation,   enforceability,   validity  and
     construction.

16. Bank expressly reserves the right to exercise any or all rights and remedies provided under the Loan Documents and applicable law except as modified herein. Bank's failure to immediately exercise such rights and remedies shall not be construed as a waiver or modification of those rights or an offer of forbearance.

17. This Agreement will inure to the benefit of Bank and all its past, present and future parents, subsidiaries, affiliates, predecessors and successor corporations and all of their subsidiaries and affiliates.

18. Bank anticipates that discussions addressing the Liabilities may take place in the future. During the course of such discussions, Bank, Borrower and Guarantors, may touch upon and possibly reach a preliminary understanding on one or more issues prior to concluding negotiations. Notwithstanding this fact and absent an express written waiver by Bank, Bank will not be bound by an agreement on any individual issues unless and until an agreement is reached on all issues and such agreement is reduced to writing and signed by Borrower, Guarantors and Bank.

19. As of the date of this Agreement, there are no offers outstanding from Bank to Borrower and Guarantors. Any prior offer by Bank, whether oral or written is hereby rescinded in full. There are no oral agreements between Bank and Borrower and Guarantor; any agreements concerning the Liabilities are expressed only in the existing Loan Documents. The duties and obligations of Borrower and Guarantor and Bank shall be only as set forth in the Loan Documents and this Agreement when executed by all parties.

20. BORROWER, GUARANTORS AND BANK ACKNOWLEDGE AND AGREE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT, THE LOAN DOCUMENTS OR THE LIABILITIES.

     21. BORROWER AND GUARANTORS, IN EVERY CAPACITY, INCLUDING, BUT NOT LIMITED TO, AS SHAREHOLDERS, PARTNERS, OFFICERS, MANAGERS, DIRECTORS, INVESTORS, MEMBERS AND/OR CREDITORS OR BORROWER AND/OR GUARANTORS, OR ANY ONE OR MORE OF THEM, HEREBY WAIVE, DISCHARGE AND FOREVER RELEASE BANK, BANK'S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS, FROM AND OF ANY AND ALL CLAIMS, CAUSES OF ACTION, DEFENSES, COUNTERCLAIMS OR OFFSETS AND/OR ALLEGATIONS BORROWER AND/OR GURANTORS MAY HAVE OR MAY HAVE MADE OR IS BASED ON FACTS OR CIRCUMSTANCES ARISING AT ANY TIME UP THROUGH AND INCLUDING THE DATE OF THIS AGREEMENT, WHETHER KNOWN OR UNKNOWN, AGAINST ANY OR ALL OF BANK, BANK'S EMPLOYEES, OFFICERS, DIRECTORS, ATTORNEYS, STOCKHOLDERS AND SUCCESSORS AND ASSIGNS.

22. The parties submit to the jurisdiction and venue of the circuit court for the County of Oakland, State of Michigan or, if original jurisdiction can be established, the United District Court for the Eastern District of Michigan with respect to any action arising, directly or indirectly, out of this Agreement or the performance or breach of this Agreement. The parties stipulate that the venues referenced in this Agreement are convenient.

23. This Agreement may be executed in counterparts and facsimiles and the counterpart, when properly executed and delivered by the signing deadline, will constitute a fully executed complete agreement.

24. Borrower and Guarantors shall properly execute this Agreement and deliver it to the undersigned by no later than 5:00pm on September 8, 2000.

25. Borrower and Guarantors acknowledge that they have reviewed (or have had the opportunity to review) this Agreement with counsel of their choice and have executed this Agreement voluntarily without coercion or duress.

Bank reserves the right to terminate its forbearance prior to December 1, 2000, in the event of any new defaults under the Loan Documents, defaults under this Agreement, in the event of further deterioration in the financial condition of Borrower or Guarantors, or any of them, or further deterioration in Bank's collateral position, and/or in the event Bank, for any reason, believes that the prospect of payment or performance is impaired.

Very truly yours,



Steven P. Davis
Vice President, Metropolitan Loans
P. O. Box 75000
Detroit, Michigan 48275-3241
Telephone:  (313) 222-5298
Facsimile:   (313) 222 9564


ACKNOWLEDGED AND AGREED:

PRO GOLF INTERNATIONAL, INC.

By:_____________________________________             Date:  September __, 2000

Its:_____________________________________


SIGNATURE SPORTS & ENTERTAINMENT, INC.

By:_____________________________________             Date:  September __, 2000

Its:_____________________________________


AJAY SPORTS, INC.
WOODWARD PARTNERS, INC.
PRO GOLF OF AMERICA, INC.
COLORADO RIDGE CORPORATION
ACRODYNE CORPORATION

By:_____________________________________             Date:  September __, 2000
      Thomas W. Itin, President of each of the
      above entities

TICO

By:_____________________________________             Date:  September __, 2000
      Thomas W. Itin, Managing Partner

SICO

By:_____________________________________             Date:  September __, 2000
     Shirley B. Itin, Managing Partner


________________________________________             Date:  September __, 2000
Thomas W. Itin, Individually

________________________________________             Date:  September __, 2000
Shirley B. Itin, Individually


Date: November 20, 2000